EXHIBIT 23(b)

                               CONSENT OF COUNSEL


Integon (Re (Barbados), Limited:

We hereby consent to the reference to our name under the captions "United States Federal Tax Considerations," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.


                                  s/LeBoeuf, Lamb, Greene & MacRae, L.L.P.


Washington, D.C.
March 23, 2000